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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Select Comfort Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6105 Trenton Lane North
Minneapolis, Minnesota 55442

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 20, 2004

TO THE SHAREHOLDERS OF SELECT COMFORT CORPORATION:

        Select Comfort Corporation will hold its Annual Meeting of Shareholders at 3:00 p.m., Central Daylight Savings Time, on Thursday, May 20, 2004, at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota 55402. The purposes of the meeting are to:

  1.
  Elect three persons to serve as directors for three-year terms;

  2.
  Approve the Select Comfort Corporation 2004 Stock Incentive Plan;

  3.
  Approve the appointment of independent auditors; and

  4.
  Act on any other business that may properly come before the meeting.

        Only shareholders of record at the close of business on April 2, 2004 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. It is important that your shares be represented and voted at the meeting. Please vote your shares in accordance with the instructions on the enclosed proxy card in a timely manner to accommodate our meeting scheduled for May 20, 2004.

                      By Order of the Board of Directors,

                      Mark A. Kimball
                       Senior Vice President,
                      General Counsel & Secretary

April 15, 2004
Minneapolis, Minnesota

i

OTHER MATTERS	34
Section 16(a) Beneficial Ownership Reporting Compliance	34
Shareholder Proposals for 2005 Annual Meeting	35
Other Business	35
Copies of 2003 Annual Report	36
Householding Information	36
APPENDIX A—Select Comfort Corporation 2004 Stock Incentive Plan	A-1

ii

6105 Trenton Lane North
Minneapolis, Minnesota 55442

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
May 20, 2004

INTRODUCTION

        This Proxy Statement is being mailed to our shareholders beginning on or about April 15, 2004 in connection with the solicitation of proxies by the Board of Directors of Select Comfort Corporation for use at the Annual Meeting of Shareholders. The meeting will be held on Thursday, May 20, 2004, at 3:00 p.m., Central Daylight Savings Time, at the Radisson Plaza Hotel Minneapolis, 35 South Seventh Street, Minneapolis, Minnesota 55402, for the purposes set forth in the Notice of Meeting.

        Your vote is important. A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors, to vote your shares by returning your signed proxy card or, where applicable, voting by telephone or on the internet in accordance with the instructions on your proxy card. If you choose to mail your proxy card utilizing the enclosed envelope, no postage is required if mailed within the United States. If you choose to vote by telephone or on the internet, please do not mail your proxy card.

        Proxies will be voted as specified by you. Signed proxies that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the three nominees listed in this Proxy Statement.

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN AND FOR APPROVAL OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

Shareholders Entitled to Vote

        Shareholders of record at the close of business on April 2, 2004 will be entitled to vote at the meeting. As of that date, there were 36,393,690 outstanding shares of common stock. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting. Shareholders are not entitled to cumulate voting rights.

Revocation of Proxies

        Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

  •
  Giving written notice of such revocation to the Corporate Secretary;

  •
  Filing a duly executed proxy bearing a later date with the Corporate Secretary; or

  •
  Appearing at the Annual Meeting and filing written notice of revocation with the Corporate Secretary prior to use of the proxy.

Quorum Requirements

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting (18,196,846 shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card or properly voted by telephone or the internet will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter. A "broker non-vote" is a proxy submitted by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received, and the broker has no discretionary authority to vote.

Vote Required

        Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, each of the matters to be voted upon by shareholders at the meeting requires the affirmative vote of the holders of a majority of the shares present and entitled to vote in person or by proxy at the meeting for approval.

        Shares represented by a proxy that includes any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy voted as "withholding authority" to vote for any nominee for director will be treated as shares present and entitled to vote that were voted against the nominee. Signed proxies that lack any specification will be voted in favor of the election as directors of each of the three nominees for director listed in this Proxy Statement and in favor of each of the other proposals listed in this Proxy Statement.

Proxy Solicitation Costs

        The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

Electronic Delivery of Select Comfort Shareholder Communications

        Select Comfort is pleased to offer its shareholders the opportunity to receive shareholder communications electronically. By signing up for electronic delivery of documents such as the Annual Report and the Proxy Statement, you can receive shareholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your shareholder votes online. You can also reduce the number of paper documents in your personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. To sign up for electronic delivery, visit www.icsdelivery.com and enter information for all of your Select Comfort shareholdings. Your enrollment will be effective until canceled. If you have questions about electronic delivery, please call Select Comfort Investor Relations at (763) 551-7498.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table shows the beneficial ownership of Select Comfort common stock as of March 19, 2004 (unless another date is indicated) by (a) each director and each executive officer named in the Summary Compensation Table under the heading "Executive Compensation and Other Benefits," (b) all directors and executive officers as a group and (c) each person known by us to be the beneficial owner of more than 5% of Select Comfort common stock.

	Shares of Common Stock Beneficially Owned(1)
Name	Amount	Percent of Class
Thomas J. Albani	142,039	*
Patrick A. Hopf(2)	174,560	*
Mark A. Kimball	310,804	*
Christopher P. Kirchen	282,929	*
Gregory T. Kliner	209,741	*
David T. Kollat	102,039	*
Brenda J. Lauderback	0	*
William R. McLaughlin(3)	1,013,963	2.7%
Michael A. Peel	11,667	*
Trudy A. Rautio	14,817	*
Noel F. Schenker(4)	196,565	*
Ervin R. Shames(5)	261,944	*
Keith C. Spurgeon	55,233	*
Jean-Michel Valette	114,587	*
All directors and executive officers as a group (18 persons)(6)	3,505,985	9.1%
FMR Corp.(7)	3,369,983	8.5%

*
Less than 1% of the outstanding shares.

(1)
The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days through the exercise of stock options or warrants: Thomas J. Albani, 34,444 shares; Patrick A. Hopf, 3,644 shares; Mark A. Kimball, 284,776 shares; Christopher P. Kirchen, 34,444 shares; Gregory T. Kliner, 137,953 shares; David T. Kollat, 46,944 shares; William R. McLaughlin, 921,334 shares; Michael A. Peel, 11,667 shares; Trudy A. Rautio, 14,167 shares; Noel F. Schenker, 125,389 shares; Ervin R. Shames, 124,444 shares; Keith C. Spurgeon, 54,167 shares; and Jean-Michel Valette, 34,444 shares.

(2)
Includes 1,216 shares held by Mr. Hopf's wife and children. Also includes 37,900 shares beneficially owned by Symmetry Partners of which Mr. Hopf is the President.

(3)
Does not include 250,000 outstanding shares and 400,000 shares issuable upon exercise of an outstanding warrant held by BWSJ Corporation, for which Mr. McLaughlin serves as a director and is a shareholder, as to which shares Mr. McLaughlin disclaims beneficial ownership except to the extent of his pecuniary interest therein. Includes 25,000 shares held under a restricted stock grant.

(4)
Includes 25,000 shares held under a restricted stock grant.

(5)
Includes 37,500 shares issuable upon exercise of outstanding options held by Louise G. Shames, Trustee of the Ervin R. Shames Estate Reduction Family Trust U/A dated October 30, 1997.

(6)
Includes an aggregate of 2,375,152 shares that directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options or warrants. Also includes an aggregate of 60,000 shares held under restricted stock grants.

(7)
On January 12, 2004, FMR Corp. reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2003, Fidelity Management & Research Company, or Fidelity, a wholly owned subsidiary of FMR Corp., beneficially owned 2,355,430 shares as a result of acting as investment adviser to various investment funds. FMR Corp. (through its control of Fidelity), Edward C. Johnson III (Chairman of FMR Corp.) and the investment funds each has the sole power to dispose of the shares owned by the investment funds. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the investment funds, which power resides in the investment funds' respective Boards of Trustees. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 966,653 shares. Mr. Johnson and FMR Corp. (through its control of Fidelity Management Trust Company) each has sole dispositive power over 966,653 shares and sole power to vote or to direct the voting of 966,653 shares. Mr. Johnson, and various Johnson family members and trusts for their benefit, may be considered, by their stock ownership and the execution of a shareholder's voting agreement, to form a controlling group of FMR Corp. Fidelity International Limited is the beneficial owner of 47,900 shares and currently operates as an entity independent of FMR Corp. and Fidelity. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

ELECTION OF DIRECTORS

(Proposal 1)

Nomination

        Article XIV of our Articles of Incorporation provides that the number of directors must be at least one but not more than 12 and must be divided into three classes as nearly equal in number as possible. The exact number of directors is determined from time to time by the Board of Directors, and currently consists of 10 members. The term of each class is three years and the term of one class expires each year in rotation.

        The Board has nominated the following individuals to serve as directors of our company for terms of three years, expiring at the 2007 Annual Meeting of Shareholders, or until their successors are elected and qualified:

  •
  Thomas J. Albani
  •
  David T. Kollat
  •
  William R. McLaughlin

        Each of the nominees is currently a member of our Board of Directors.

Vote Required

        Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each nominee requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

Board Recommendation

        The Board recommends a vote FOR the election of Messrs. Albani, Kollat and McLaughlin. In the absence of other instructions, the proxies will be voted FOR the election of each of these nominees.

        If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from the inability of any such nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information about Nominees and Other Directors

        The following table sets forth certain information, as of March 31, 2004, that has been furnished to us by each director and each person who has been nominated by the Board to serve as a director of our company.

Name of Nominee	Age	Principal Occupation	Director Since
Nominees for three-year terms expiring in 2007:
Thomas J. Albani(3)	61	Former President and Chief Executive Officer of Electrolux Corporation; Currently a director of Igloo Products Corporation	1994
David T. Kollat(2)	65	President of 22 Inc.; Former Executive Vice President of Marketing for The Limited and former President of Victoria's Secret Catalogue; Currently a director of Big Lots, Inc., The Limited, Inc. and Wolverine World Wide, Inc.	1994
William R. McLaughlin	47	President and Chief Executive Officer of Select Comfort Corporation	2000
Directors not standing for election this year whose terms expire in 2005:
Christopher P. Kirchen(1)	61	Managing General Partner and co-founder of BEV Capital, a venture capital partnership	1991
Brenda J. Lauderback(2)	53	Former President of the Retail and Wholesale Group for Nine West Group, Inc.; Currently a director of Big Lots, Inc., Irwin Financial Corporation, Louisiana-Pacific Corporation and Wolverine World Wide, Inc.	2004
Michael A. Peel(3)	54	Senior Vice President, Human Resources and Corporate Services of General Mills, Inc.	2003
Jean-Michel Valette(1)	43	Chairman of the Board of Directors of Peet's Coffee and Tea, Inc.; Former President and Chief Executive Officer of Franciscan Estates, Inc.; Also a director of The Boston Beer Company and Golden State Vintners, Inc.	1994
Directors not standing for election this year whose terms expire in 2006:
Patrick A. Hopf(2)	55	Chairman of Better Life Media, Inc. and President of Symmetry Partners; Former President of St. Paul Venture Capital, Inc.	1991
Trudy A. Rautio(1)	51	President and Chief Operating Officer for Carlson Hotels, The Americas	2002
Ervin R. Shames(2)(3)	63	Former Chief Executive Officer of Borden, Inc.; Currently a Lecturer at the University of Virginia's Darden Graduate School of Business and a director of Online Resources Corporation and Choice Hotels International, Inc.	1996

(1)
Member of the Audit Committee

(2)
Member of the Corporate Governance and Nominating Committee

(3)
Member of the Management Development and Compensation Committee

Additional Information about Nominees and Other Directors

        Thomas J. Albani has served as a member of our Board of Directors since February 1994. Mr. Albani served as President and Chief Executive Officer of Electrolux Corporation, a manufacturer of premium floor care machines, from June 1991 to May 1998. From September 1984 to April 1989, he was employed by Allegheny International Inc., a home appliance manufacturing company, in a number of positions, most recently as Executive Vice President and Chief Operating Officer. Mr. Albani also serves as a director of Igloo Products Corporation.

        David T. Kollat has served as a member of our Board of Directors since February 1994. Dr. Kollat has served as President and Chairman of 22 Inc., a research and consulting company for retailers and consumer goods manufacturers, since 1987. From 1976 until 1987, he served in various capacities for The Limited, a women's apparel retailer, including Executive Vice President of Marketing and President of Victoria's Secret Catalogue. Dr. Kollat also serves as a director of Big Lots, Inc., The Limited, Inc. and Wolverine World Wide, Inc.

        William R. McLaughlin joined our company in March 2000 as President and Chief Executive Officer and as a member of our Board of Directors. From December 1988 to March 2000, Mr. McLaughlin served as an executive of PepsiCo Foods International, Inc., a snack food company and subsidiary of PepsiCo, Inc., in various capacities, including from September 1996 to March 2000 as President of Frito-Lay Europe, Middle East and Africa, and from June 1993 to June 1996 as President of Grupo Gamesa, S.A. de C.V., a cookie and flour company based in Mexico.

        Christopher P. Kirchen has served as a member of our Board of Directors since December 1991. Mr. Kirchen is currently Managing General Partner of BEV Capital, a venture capital firm that he co-founded in March 1997. From 1986 to December 2002, he was a General Partner of Consumer Venture Partners, a venture capital firm and a former investor in our company. Mr. Kirchen also serves as a director of several privately held companies.

        Brenda J. Lauderback was appointed to our Board of Directors in February 2004. Ms. Lauderback served as President of the Retail and Wholesale Group for the Nine West Group, Inc., a designer and marketer of women's footwear and accessories, from May 1995 until January 1998. Ms. Lauderback also serves as a director of Big Lots, Inc., Irwin Financial Corporation, Louisiana-Pacific Corporation and Wolverine World Wide, Inc.

        Michael A. Peel has served as a member of our Board of Directors since February 2003. Mr. Peel has served as Senior Vice President, Human Resources and Corporate Services of General Mills, Inc., a manufacturer and marketer of packaged consumer foods, since 1991. From 1977 to 1991, Mr. Peel served in various capacities for PepsiCo, Inc., including as Senior Vice President, Human Resources for PepsiCo Worldwide Foods from 1987 to 1991.

        Jean-Michel Valette has served as a member of our Board of Directors since October 1994. Mr. Valette is an independent adviser to branded consumer companies and since January 2004 has served as Chairman of the Board of Directors of Peet's Coffee and Tea, Inc. From August 1998 to May 2000, Mr. Valette served as President and Chief Executive Officer of Franciscan Estates, Inc., a Napa Valley winery. He was a Managing Director of Hambrecht & Quist LLC, an investment banking firm, from October 1994 to August 1998 and served as a Senior Analyst at Hambrecht & Quist LLC from November 1992 to October 1994. Mr. Valette also serves as a director of The Boston Beer Company and Golden State Vintners, Inc.

        Patrick A. Hopf has served as Chairman of the Board of Directors since April 1999 and has served as a member of our Board of Directors since December 1991. Mr. Hopf also served as Chairman of our Board of Directors from August 1993 to April 1996. Since September 2003, Mr. Hopf has served as Chairman of Better Life Media, Inc., a privately held media company. Since April 2002, Mr. Hopf has been the President of Symmetry Partners, a venture capital firm. From August 1988 to February 2002, he was President of St. Paul Venture Capital, Inc., a venture capital firm, and from February 2002 to

December 2002, he was Executive Vice President of St. Paul Venture Capital, Inc. From August 1988 to January 1999, Mr. Hopf served as Vice President of St. Paul Fire and Marine Insurance Company. Mr. Hopf also serves as a director of several privately held companies.

        Trudy A. Rautio has served as a member of our Board of Directors since December 2002. Since August 2003, Ms. Rautio has been the President and Chief Operating Officer for Carlson Hotels, The Americas. Prior to that, she served as Executive Vice President and Chief Financial Officer of Carlson Consumer Group, a division of Carlson Companies, Inc., a marketing, business and leisure travel and hospitality company, since 1997. From 1993 until 1997, she served in various capacities for Jostens, Inc., including as Senior Vice President Finance/CFO from 1994 until 1997. From 1982 until 1993, Ms. Rautio served in various capacities for The Pillsbury Company, including as Vice President Finance from 1989 until 1993.

        Ervin R. Shames has served as a member of our Board of Directors since April 1996. From April 1996 to April 1999, Mr. Shames served as Chairman of our Board of Directors. Since January 1995, Mr. Shames has served as an independent management consultant to consumer goods and services companies, advising on management and marketing strategy. Since 1996, he has been a Lecturer at the University of Virginia's Darden Graduate School of Business. From December 1993 to January 1995, he served as the Chief Executive Officer of Borden, Inc. and was President and Chief Operating Officer of Borden, Inc. from July 1993 until December 1993. From June 1990 to June 1992, he was the Chief Executive Officer of Stride Rite Corporation and from June 1992 to July 1993 he was Stride Rite's Chairman and Chief Executive Officer. From 1967 to 1989, Mr. Shames was employed by General Foods/Altria Companies in varying capacities including the presidencies of General Foods International, General Foods USA and Kraft USA. Mr. Shames serves as a director of Online Resources Corporation and Choice Hotels International, Inc.

Corporate Governance

Information about the Board of Directors and its Committees

        The Board of Directors has determined that each of the following directors is an "independent director" as defined by applicable rules of the National Association of Securities Dealers ("NASD"):

    Thomas J. Albani
    Patrick A. Hopf
    Christopher P. Kirchen
    David T. Kollat
    Brenda J. Lauderback
    Michael A. Peel
    Trudy A. Rautio
    Ervin R. Shames
    Jean-Michel Valette

        The Board maintains three standing committees, including an Audit Committee, a Management Development and Compensation Committee and a Corporate Governance and Nominating Committee. The charter for each of these committees is included in the investor relations section of the company's website at selectcomfort.com. Further information regarding each of these committees is included below.

        The Board has determined that each member of the three Board committees meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission ("SEC") and the Internal Revenue Service. The Board of Directors has further determined that two members of the Audit Committee, Trudy A. Rautio and Jean-Michel Valette, meet the definition of "audit committee financial expert" as set forth in Item 401(h) of Regulation S-K promulgated by the SEC.

        The Board of Directors met six times and took action by written consent on four occasions during fiscal 2003. The Audit Committee met in person or by telephone conference seven times during fiscal 2003. The Management Development and Compensation Committee met in person or by telephone conference three times and took action by written consent on one occasion during fiscal 2003. The Corporate Governance and Nominating Committee met by telephone conference three times during fiscal 2003. All of the directors attended 75% or more of the meetings of the Board and all committees on which they served during fiscal 2003.

        Audit Committee.    The Audit Committee is comprised entirely of independent directors, currently including Jean-Michel Valette (Chair), Christopher P. Kirchen and Trudy A. Rautio. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of our company. The Audit Committee reviews our annual and quarterly financial statements, the selection and work of our independent auditors and the scope and adequacy of our internal controls for compliance with corporate policies and directives. The responsibilities and functions of the Audit Committee are further described in the Audit Committee Report on page 23 of this Proxy Statement.

        Management Development and Compensation Committee.    The Management Development and Compensation Committee is comprised entirely of independent directors, currently including Michael A. Peel (Chair), Thomas J. Albani and Ervin R. Shames. The principal function of the Management Development and Compensation Committee is to discharge the responsibilities of the Board relating to compensation of the company's executive officers. The responsibilities and functions of the Compensation Committee are further described in the Compensation Committee Report on Executive Compensation beginning on page 19 of this Proxy Statement.

        Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is comprised entirely of independent directors, currently including Ervin R. Shames (Chair), Patrick A. Hopf, David T. Kollat and Brenda J. Lauderback. The primary functions of the Corporate Governance and Nominating Committee are to:

  •
  Develop and recommend to the Board corporate governance principles to govern the Board, its committees, and our executive officers and employees in the conduct of the business and affairs of our company;

  •
  Identify and recommend to the Board individuals qualified to become members of the Board and its committees; and

  •
  Develop and oversee the annual Board and Board committee evaluation process.

Director Nominations Process

        The Corporate Governance and Nominating Committee administers the process for nominating candidates to serve on the company's Board of Directors. The Committee recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at the company's annual meeting.

        The Board has established selection criteria to be applied by the Corporate Governance and Nominating Committee and by the full Board in evaluating candidates for election to the Board. These criteria include: (i) independence, (ii) integrity, (iii) experience and sound judgment in areas relevant to the company's business, (iv) a proven record of accomplishment, (v) willingness to speak one's mind, (vi) the ability to commit sufficient time to Board responsibilities, (vii) the ability to challenge and stimulate management, and (viii) belief in and passion for the company's mission and vision. The Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes considerations such as diversity, age and functional skills in relation to the perceived needs of the Board from time to time.

        Since December 2002, the size of the Board has increased from seven members to the current 10 members. These newly created vacancies on the Board have been filled by Trudy A. Rautio, appointed in December 2002; Michael A. Peel, appointed in February 2003; and Brenda J. Lauderback, appointed in February 2004. Each of these candidates was identified to provide additional functional expertise in one or more key areas to supplement the existing expertise of the Board. Each of these candidates was interviewed extensively by existing Board members and evaluated based on the criteria identified above.

        The Corporate Governance and Nominating Committee may use a variety of methods for identifying potential nominees for election to the Board, including consideration of candidates recommended by directors, officers or shareholders of the company. The Committee also has the authority under its charter to engage professional search firms or other advisors to assist the Committee in identifying candidates for election to the Board, or to otherwise assist the Committee in fulfilling its responsibilities. To date, the Committee has not engaged any search firms or other independent advisors in connection with fulfilling its responsibilities related to director nominations.

        Shareholder nominations of candidates for membership on the Board submitted in accordance with the terms of our Bylaws will be reviewed and evaluated by the Corporate Governance and Nominating Committee in the same manner as for any other nominations. Any shareholder who wishes the Committee to consider a candidate should submit a written request and related information to our Corporate Secretary. Under our Bylaws, if a shareholder intends to nominate a person for election to the Board of Directors at a shareholder meeting, the shareholder is required to give written notice of the proposed nomination to the Corporate Secretary at least 120 days prior to the first anniversary of the date that the company first released or mailed its proxy statement to shareholders in connection with the preceding year's regular or annual meeting. The shareholder's notice must include, for each nominee whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the company that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. The shareholder's notice must also include: (i) the name and address of the nominating shareholder, as they appear on the company's books, and (ii) the class and number of shares of the company that are owned beneficially and of record by the shareholder. The shareholder's notice must also be accompanied by the proposed nominee's signed consent to serve as a director of the company.

Shareholder Communications with the Board

        Shareholders may communicate with the Board of Directors, its Committees or any individual member of the Board of Directors by sending a written communication to our Corporate Secretary at 6105 Trenton Lane North, Minneapolis, MN 55442. The Corporate Secretary will promptly forward any communication so received to the Board, any Committee of the Board or any individual Board member specifically addressed in the communication. In addition, if any shareholder or other person has a concern regarding any accounting, internal control or auditing matter, the matter may be brought to the attention of the Audit Committee, confidentially and anonymously, by calling 1-800-835-5870, inserting the I.D. Code of AUDIT (28348) and following the prompts from the recorded message. The company reserves the right to revise this policy in the event that the process is abused, becomes unworkable or otherwise does not efficiently serve the purposes of the policy.

Corporate Governance Principles

        Our Board of Directors has adopted Corporate Governance Principles that were originally developed and recommended by the Corporate Governance and Nominating Committee. These Corporate Governance Principles are available in the investor relations section of the company's website at selectcomfort.com. Among these Corporate Governance Principles are the following:

        Independence.    A substantial majority of the members of the Board should be independent, non-employee directors. It is the responsibility of the Board to establish the standards for independence. The Board will at a minimum, however, conform with the independence requirements applicable to Nasdaq National Market issuers. Currently, nine of our 10 directors are independent. All Committees of the Board shall be composed entirely of independent directors.

        Chairman and CEO Positions.    Separate individuals currently hold the positions of Chairman of the Board and Chief Executive Officer. There is no requirement, however, in the company's Bylaws or otherwise, mandating that separate individuals hold these positions. The Board retains the right to review this determination and to either continue to maintain these positions as separate or to combine the positions, as the Board determines to be in the best interests of the company at the time.

        Classified Board Structure.    Our Articles of Incorporation provide for a classified Board serving staggered terms of three years each. The Board will periodically review its classified Board structure in the context of other provisions and measures applicable to unsolicited takeover proposals with the objective of positioning the Board and the company to maximize the long-term value of the company for all shareholders.

        Term Limits.    To ensure an appropriate balance between new perspectives and experienced directors, it will be customary for non-employee directors to serve no more than 15 years. In exceptional cases, a director who has served 15 years may possess skills or experiences that are highly difficult to replace. In such cases, the term limits may be waived by a two-thirds vote of the Board. This waiver is required each time the director stands for re-election and, at such time, the Board will make a determination as to whether the director should be categorized as an independent director. No non-employee director shall stand for re-election after he or she reaches the age of 72.

        Change in Responsibilities.    The Board does not believe that Directors who retire or who have a change in their principal employment or affiliation after joining the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Corporate Governance and Nominating Committee, to review the qualifications of the director for continued Board membership.

        Board and Committee Evaluations.    The Board believes that the company's governance and the Board's effectiveness can be continually improved through evaluation of both the Board as a whole and its committees. The Corporate Governance and Nominating Committee is responsible for annually evaluating effectiveness in these areas and reviewing the results and recommendations for improvement with the full Board.

        Board Executive Sessions.    Executive sessions or meetings of independent directors without management present will be held at least twice each year. At least one session will be to review the performance criteria applicable to the CEO and other senior managers, the performance of the CEO against such criteria, and the compensation of the CEO and other senior managers. Additional executive sessions or meetings of outside directors may be held from time to time as required. The Board's practice has been to meet in executive session for a portion of each regularly scheduled meeting of the Board. Any member of the Board may request at any time an executive session without the presence of management.

        Paid Consulting Arrangements.    The Board believes that the company should not enter into paid consulting arrangements with independent directors.

        Board Compensation.    Board compensation should encourage alignment with shareholders' interests and should be at a level equitable to comparable companies. The Management Development and Compensation Committee is responsible for periodic assessments to assure these standards are being met.

        Share Ownership Guidelines for Executive Officers and Directors.    The Board has established the following stock ownership guidelines for executive officers and directors:

          Executive Officer Ownership Guidelines.    Within three years of joining Select Comfort, the Chief Executive Officer is expected to achieve and maintain stock ownership equal to six (6) times the CEO's base salary and each of the other executive officers is expected to achieve and maintain stock ownership equal to three (3) times the executive officer's base salary. For purposes of these guidelines applicable to senior management, stock ownership includes the fair market value of (1) all shares of common stock owned outright without restrictions on transfer and (2) vested stock options after taxes at an estimated effective tax rate of 40%. The fair market value of stock options shall mean the then-current market price less the exercise price.

          Board Ownership Guidelines.    Within three years of joining the Select Comfort Board of Directors, each director is expected to achieve and maintain direct ownership of outstanding shares of common stock of the company equal in fair market value to four (4) times the director's annual cash retainer.

          Restrictions on Sale Pending Achievement of Ownership Objectives.    Any director or executive officer that has not achieved the foregoing ownership objective will not be permitted to sell, during any period of 12 consecutive months, more than 25% of the number of shares owned (including vested stock options) at the beginning of such 12-month period. Exceptions to these restrictions on sale of shares may be granted by the Board in its sole discretion for good cause shown by any director or executive officer.

        Conflicts of Interest.    Directors are expected to avoid any action, position or interest that conflicts with an interest of the company, or that gives the appearance of a conflict. If any member of the Board becomes aware of any such conflicting or potentially conflicting interest involving any member of the Board, the director should immediately bring such information to the attention of the Chairman of the Board, the Chief Executive Officer and the General Counsel of the company.

        Performance Goals and Evaluation.    The Management Development and Compensation Committee is responsible for establishing the procedures for setting annual and long-term performance goals for the Chief Executive Officer and for the evaluation by the full Board of his or her performance against such goals. The Committee shall meet at least annually with the Chief Executive Officer to receive his or her recommendations concerning such goals. Both the annual goals and the annual performance evaluation of the Chief Executive Officer shall be reviewed and discussed by the outside directors at a meeting or executive session of that group. The Committee shall also be responsible for setting annual and long-term performance goals and compensation for the direct reports to the CEO. These decisions shall be approved or ratified by action of the outside directors at a meeting or executive session of that group.

        Compensation Philosophy.    The Board supports and, through the Management Development and Compensation Committee, oversees employee compensation programs that are closely linked to business performance and emphasize equity ownership.

        Senior Management Depth and Development.    The CEO will report to the Board, at least annually, on senior management depth and development, including a discussion of assessments, leadership development plans and other relevant factors.

        Provisions Applicable to Unsolicited Takeover Attempts or Proposals.    The Board will periodically review (not less often than every three years) the company's Articles of Incorporation and Bylaws and various provisions that are designed to maximize shareholder value in the event of an unsolicited takeover attempt or proposal. Such review shall include consideration of matters such as the company's state of incorporation, whether the company should opt in or out of applicable control share acquisition or business combination statutes, and provisions such as the company's classified Board structure. The objective of such review will be to maintain a proper balance of provisions that will not deter bona fide proposals from coming before the Board, and that will position the Board and the company to maximize the long-term value of the company for all shareholders.

        Shareholder Approval of Equity-Based Compensation Plans.    Shareholder approval will be sought for all equity-based compensation plans.

Code of Conduct

        We have developed and circulated to all of our employees a Code of Business Conduct addressing legal and ethical issues that may be encountered by our employees in the conduct of our business. Among other things, the Code of Business Conduct requires that our employees comply with applicable laws, engage in ethical and safe conduct in our work environment, avoid conflicts of interests, conduct our business with integrity and high ethical standards, and safeguard our company's assets. A copy of the Code of Conduct is included in the investor relations section of our website at selectcomfort.com.

        Employees are required to report any conduct that they believe in good faith violates our Code of Business Conduct. The Code of Business Conduct also sets forth procedures under which employees or others may report through our management team and, ultimately, directly to our Audit Committee (confidentially and anonymously, if so desired) any questions or concerns regarding accounting, internal accounting controls or auditing matters.

        All of our employees are required to certify annually their commitment to abide by our Code of Business Conduct. We also provide training in key areas covered by the Code of Business Conduct to help our employees to comply with their obligations.

Director Compensation

        Annual Retainer.    All of our non-employee directors receive an annual cash retainer of $25,000, each committee chair receives additional compensation of $5,000 per year and each member of the Audit Committee receives additional compensation of $5,000 per year.

        Stock Options.    Each non-employee director is eligible to receive, as of the date that the director first begins to serve on the Board, an initial grant of options to purchase 7,500 shares of our common stock. These initial options become exercisable one year after the date of grant, so long as the director remains a director of our company. In addition, each of our non-employee directors is eligible for an annual grant, coincident with the annual meeting of shareholders, of options to purchase 7,500 shares of our common stock. These annual options become exercisable one year after the date of grant, so long as the director remains a director of our company. All options granted to directors have an exercise price equal to the fair market value of our common stock on the date of grant and remain exercisable for a period of up to 10 years, subject to continuous service on our Board of Directors.

        Reimbursement of Expenses.    All of our directors are reimbursed for travel expenses for attending meetings of our Board or any Board committee.

        No Director Compensation for Employee Directors.    Any director who is also an employee of our company does not receive additional compensation for service as a director.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

        The following table provides summary information concerning cash and non-cash compensation paid to or earned by the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer serving as executive officers at the end of 2003 (the "Named Executive Officers").

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation
Name and Principal Position					Restricted Stock Awards($)			Securities Underlying Options(#)	All Other Compensation ($)(1)
	Year	Salary($)	Bonus($)
William R. McLaughlin President and Chief Executive Officer	2003 2002 2001	$500,000 500,000 500,000	$718,738 937,500 281,250	(2)	$	— — —		50,000 250,000 375,000	$6,000 1,462 1,385
Noel F. Schenker Senior Vice President, Marketing and New Business Development	2003 2002 2001	260,000 250,000 250,000	273,084 281,250 84,375	(2)		223,750 — —	(3)	30,000 50,000 115,000	8,485 2,924 865
Keith C. Spurgeon(4) Senior Vice President, Sales	2003 2002 2001	256,250 206,731 —	269,504 237,981 —	(2)		— — —		30,000 100,000 —	8,475 165,930 —	(5)
Mark A. Kimball Senior Vice President, General Counsel and Secretary	2003 2002 2001	206,000 200,000 201,923	216,558 225,000 68,149	(2)		— — —		22,500 50,000 115,000	6,000 2,423 —
Gregory T. Kliner Senior Vice President, Operations	2003 2002 2001	199,150 192,400 192,400	209,263 216,450 64,935	(2)		— — —		25,000 50,000 112,500	7,600 3,000 666

(1)
Except as noted, the amounts disclosed for each individual represent our contributions to the accounts of the named individuals in our 401(k) defined contribution plan and/or fees paid for tax advice.

(2)
Represents bonuses earned in 2003, the payment of which occurred in February 2004.

(3)
The aggregate value of restricted stock holdings was $223,750 based on 25,000 shares.

(4)
Mr. Spurgeon joined Select Comfort on February 25, 2002.

(5)
Includes payment for reimbursement of Mr. Spurgeon's relocation expenses totaling $163,218.

Option Grants and Exercises

        The following table summarizes option grants during the fiscal year ended January 3, 2004 to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants(1)
	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name				Exercise or Base Price ($/Sh)	Expiration Date
						5%	10%
William R. McLaughlin	50,000	(3)	6.8%	$9.05	02/14/13	$284,575	$721,168
Noel F. Schenker	30,000	(3)	4.1%	9.05	02/14/13	170,745	432,701
Keith C. Spurgeon	30,000	(3)	4.1%	9.05	02/14/13	170,745	432,701
Mark A. Kimball	22,500	(3)	3.1%	9.05	02/14/13	128,059	324,526
Gregory T. Kliner	25,000	(3)	3.4%	9.05	02/14/13	142,287	360,584

(1)
All of the options granted to the Named Executive Officers were granted under our 1997 Stock Incentive Plan.

(2)
In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect our estimates or projections of future common stock prices. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend upon the future performance of the common stock, the executive's continued employment with our company or our subsidiaries and the date on which the options are exercised. The amounts represented in this table might not necessarily be achieved.

(3)
These options become exercisable in as nearly equal as possible annual installments on each of the first three anniversaries of the date of grant, so long as the executive remains employed by our company or one of our subsidiaries at that date. To the extent not already exercisable, these options become immediately exercisable in full upon certain changes in control of our company and remain exercisable for the remainder of their term.

        The following table summarizes option exercises during the fiscal year ended January 3, 2004 by the Named Executive Officers and the number of shares underlying unexercised options and the value of unexercised in-the-money options held by each of them at January 3, 2004:

Aggregated Option Exercises In
Last Fiscal Year and Fiscal Year-End Option Values

			Number of Shares Underlying Unexercised Options at January 3, 2004		Value of Unexercised In-the-Money Options at January 3, 2004(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William R. McLaughlin	64,500	$1,693,520	845,222	365,278	$17,647,640	$7,365,060
Noel F. Schenker	66,712	1,432,744	117,865	69,723	2,639,676	1,380,229
Keith C. Spurgeon	35,000	896,450	35,833	59,167	773,276	1,099,224
Mark A. Kimball	28,446	748,247	257,831	62,223	4,327,131	1,262,779
Gregory T. Kliner	134,451	2,162,711	137,105	63,889	2,513,565	1,282,155

(1)
Value based on the difference between the fair market value of one share of common stock on the date of exercise and the exercise price of the option.

(2)
Value based on the difference between the fair market value of one share of common stock at January 3, 2004 ($24.71) and the exercise price of the options ranging from $1.00 to $17.00 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

Equity Compensation Plan Information

        The following table summarizes information about our equity compensation plans as of April 2, 2004.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	4,936,671	$8.37	59,536
Equity compensation plans not approved by security holders	None	Not applicable	None
Total	4,936,671	$8.37	59,536

(1)
Includes the Select Comfort Corporation 1990 Omnibus Stock Option Plan and the Select Comfort Corporation 1997 Stock Incentive Plan.

Employment Agreements

        William R. McLaughlin.    We have entered into a letter agreement with William R. McLaughlin pursuant to which he serves as President and Chief Executive Officer. Mr. McLaughlin receives a base salary and is entitled to participate in our incentive compensation plans. Upon involuntary termination of Mr. McLaughlin's employment by the Board or constructive dismissal, Mr. McLaughlin is entitled to one year's salary as severance. Upon an involuntary termination or constructive dismissal of

Mr. McLaughlin's employment following a change in control of our company, Mr. McLaughlin would be entitled to two years' salary as severance compensation and his stock options would become fully vested.

        Noel F. Schenker.    We have entered into a letter agreement with Noel F. Schenker pursuant to which she serves as Senior Vice President, Marketing and New Business Development. Ms. Schenker receives a base salary and is entitled to participate in our incentive compensation plans. Upon the involuntary termination of Ms. Schenker's employment following a change in control, a termination without cause or a constructive dismissal, Ms. Schenker is entitled to one year's salary as severance compensation.

        Keith C. Spurgeon.    We have entered into a letter agreement with Keith C. Spurgeon pursuant to which he serves as Senior Vice President of Sales. Mr. Spurgeon's receives a base salary and is entitled to participate in our incentive compensation plans. Upon the involuntary termination of Mr. Spurgeon's employment following a change in control, a termination without cause or a constructive dismissal, Mr. Spurgeon is entitled to one year's salary as severance and the unvested portion of his initial grant of 100,000 options would become fully vested.

        Gregory T. Kliner.    We have entered into a letter agreement with Gregory T. Kliner pursuant to which he serves as Senior Vice President of Operations. Mr. Kliner receives a base salary and is entitled to participate in our incentive compensation plans.

        Mark A. Kimball.    We have entered into a letter agreement with Mark A. Kimball pursuant to which he serves as Senior Vice President, General Counsel and Secretary. Mr. Kimball receives a base salary and is entitled to participate in our incentive compensation plans. Upon termination of Mr. Kimball's employment without cause, Mr. Kimball is entitled to one year's salary as severance compensation.

Change in Control Arrangements

        Under our company's 1990 Omnibus Stock Option Plan (the "1990 Plan") and 1997 Stock Incentive Plan (the "1997 Plan"), if a "change in control" of our company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options have been granted remains in the employ or service of our company or any subsidiary.

        In addition, under the 1997 Plan, if a "change in control" of our company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter:

  •
  All outstanding stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock appreciation rights have been granted remains in the employ or service of our company or any subsidiary;

  •
  All outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and

  •
  All outstanding performance units and stock bonuses will vest and/or continue to vest in the manner determined by the Compensation Committee and set forth in the agreement evidencing such performance units or stock bonuses.

        There are presently no outstanding stock appreciation rights, performance units or stock bonuses.

        In addition, the Compensation Committee may pay cash for all or a portion of the outstanding options. The amount of cash the participants would receive will equal (a) the fair market value of such shares immediately prior to the change in control minus (b) the exercise price per share and any required tax withholding. The acceleration of the exercisability of options under the 1990 and 1997 Plans may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments."

        Under the 1990 and 1997 Plans, a "change in control" will include any of the following:

  •
  The sale, lease, exchange or other transfer of all or substantially all of the assets of our company to a corporation not controlled by our company;

  •
  The approval by our shareholders of a plan or proposal for the liquidation or dissolution of our company;

  •
  Any change in control that is required by the Securities and Exchange Commission to be reported;

  •
  Any person who was not a shareholder of our company on the effective date of the Plan becomes the beneficial owner of 50% or more of the voting power of our company's outstanding common stock; or

  •
  The "continuity" directors (directors as of the effective date of the Plan and their future nominees) ceasing to constitute a majority of the Board of Directors.

        Notwithstanding anything in the foregoing to the contrary, solely for purposes of options granted under such plans prior to July 27, 1999, no change in control will be deemed to have occurred for purposes of the 1990 and 1997 Plans by virtue of any transaction which was approved by the affirmative vote of at least a majority of the "continuity" directors, as defined above. For options granted on or after July 27, 1999, each of the transactions constituting a change in control as defined above will constitute a change in control for purposes of the plans regardless of whether the transaction was approved by the continuity directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Responsibilities of the Compensation Committee

        The Management Development and Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent, non-employee directors. The primary purpose of the Committee is to discharge the responsibilities of our Board relating to the compensation and development of our executive officers. The responsibilities of the Committee include:

  •
  Establishing corporate goals and objectives with respect to compensation for our Chief Executive Officer and other executive officers;

  •
  Reviewing and approving salaries and other compensation applicable to our Chief Executive Officer and other executive officers;

  •
  Administering our incentive compensation plans applicable to executive officers;

  •
  Administering our stock option and stock purchase plans applicable to all employees; and

  •
  Reviewing our management development progress and the adequacy of our leadership depth for key positions.

Compensation Philosophy

        The decisions of the Committee and our compensation programs are based on the following principles:

  •
  As a performance-driven growth company, we favor variable compensation tied to results and achievement over fixed, base compensation.

  •
  As a growth company, we need to attract, retain and motivate executives and key employees with the capability to enable us to achieve significantly greater scale. We therefore benchmark our compensation against companies with revenue levels of the same size and larger.

  •
  We seek to reward achievement of aggressive performance objectives that are aligned with the interests of our shareholders. Our incentive compensation programs are designed to provide significant earnings potential as aggressive performance targets are met or surpassed.

  •
  We target base compensation at the 50th percentile with the opportunity to earn top quartile total compensation when business performance is in the top quartile of our industry group.

  •
  Significant differentiation can occur in long-term equity awards as we seek to recognize performance and potential. Individual differentiation in compensation based on performance is also achieved by the size of merit increases granted.

        In discharging its responsibilities, the Committee considers factors such as our company's performance, both in isolation and in comparison to other companies; the individual performance of our executive officers; historical compensation levels; the overall competitive environment for executives; and the level of compensation necessary to attract and retain the talent necessary to achieve our objectives. The Committee places primary emphasis on our company's performance (rather than individual performance) as measured against goals approved by the Committee. In analyzing these factors, the Committee from time to time reviews competitive compensation data gathered in comparative surveys or collected by independent consultants.

Executive Compensation Program Elements

        Our executive compensation program is comprised of base salary, annual cash incentive compensation, and long-term equity-based incentive compensation.

        Base Salary.    The Committee's determinations regarding the base salary of our executive officers, including the compensation of our Chief Executive Officer, are based on a number of factors, including: the level of skill and responsibility required to fulfill each executive's responsibilities; each executive's experience and qualifications; each executive's performance and the impact of such performance on our results; and competitive compensation data. Base salaries are reviewed annually, and the Committee seeks to set executive officer base salaries at approximately the 50th percentile of base salaries at the companies with which we compete for executives.

        Annual Incentive Compensation.    We provide annual cash incentive compensation for executive officers and other employees under our Executive and Key Employee Incentive Plan. This plan is designed to provide a direct financial incentive to our executive officers and other employees for achievement of specific performance goals of our company. Consistent with the requirements of this plan, at the beginning of each fiscal year, the Committee determines:

  •
  The employees by grade level that are eligible to participate in the plan for the year;

  •
  The quarterly and/or annual performance goal or goals for the year (from among sales growth and volume, net operating profit, cash flow, earnings per share, return on capital, and/or return on assets);

  •
  For each eligible employee, (A) the target bonus level as a percentage of base compensation, (B) the portion of the target bonus level that is based on achievement of objective company performance goals, and (C) the portion of the target bonus level, if any, that is based on achievement of objective individual performance goals; and

  •
  The range of actual bonus payment levels, expressed as percentages of the target bonus levels, to be paid based on various levels of achievement of the performance goal or goals for the year.

        For each of the fiscal years 2002 through 2004, the Committee has established company-wide net operating profit as the exclusive performance goal for determining annual incentive compensation for executive officers. The target bonus level for senior vice presidents was set at 45% of base salary for 2002 and at 55% of base salary for 2003 and 2004. The target bonus level for the CEO has been set at 75% of base salary for each year 2002 through 2004. The actual bonus payment may range from 0% to 250% of the target bonus level, depending on the level of achievement versus company-wide net operating profit targets. For 2003, the company achieved a net operating profit level resulting in payments at 188% of the target bonus levels described above.

        Long-Term Incentive Compensation.    We make long-term incentive compensation available to our executive officers, as well as to many other of our employees, in the form of stock option and restricted stock awards. Through the grant of these equity incentives, we seek to align the long-term interests of our executives and other employees with the long-term interests of our shareholders by creating a strong and direct linkage between compensation and shareholder return. We further seek to enable executives and other key employees to achieve significant ownership in our company, thereby improving our ability to retain executives and other key employees. Executive officers and other employees are eligible for stock option grants when they join us, and are also eligible for annual stock option and/or restricted stock grants. The total size of our annual equity-based incentive awards is reviewed against benchmark data. Individual awards are based on levels of responsibility and potential impact on our results, individual performance and benchmark data.

        All stock option grants have an exercise price equal to 100% of the fair market value of the common stock on the date of grant. Stock option grants typically become exercisable over a period of three years from the date of grant and typically remain exercisable for a period of 10 years from the date of grant, so long as the individual continues to be employed by us. Some option grants have been "performance-based" and become fully exercisable upon the trading price of our common stock reaching or exceeding certain levels for at least 30 days or upon the end of a five-year period from the date of grant. In 2003 and 2004, we also began to grant restricted stock awards to certain executives and other key employees for retention and recognition purposes and to further align the interests of these employees with those of our shareholders. These restricted stock grants vest at the end of five to 10 years after the date of grant. Further information regarding stock option and restricted stock grants is included in the tables on pages 15 and 16 of this Proxy Statement.

Chief Executive Officer Compensation and Performance

        The compensation for William R. McLaughlin, our President and Chief Executive Officer, consists of an annual base salary, annual cash incentive compensation and long-term equity-based incentive compensation. The Committee determines the level for each of these compensation elements using methods consistent with those used for the company's other senior executives, including the assessment of Mr. McLaughlin's performance and review of competitive benchmark data. The Committee evaluates Mr. McLaughlin's performance by soliciting input from all members of the Board as well as other members of the senior management team. The Board also assesses Mr. McLaughlin's performance against objectives in a variety of areas, including growth, profitability, product innovation, advancement of strategic initiatives, organizational development and investor relations.

        For 2004, the Committee approved an increase in Mr. McLaughlin's base salary to $600,000, maintained his target bonus level at 75% of base salary and granted to Mr. McLaughlin 75,000 stock options and 25,000 shares of restricted stock. The Committee believes that these compensation elements are commensurate with Mr. McLaughlin's track record of performance over recent periods and well-aligned with competitive benchmarks.

The 2004 Stock Incentive Plan

        At the 2004 Annual Meeting, shareholders will be asked to consider the adoption of the Select Comfort Corporation 2004 Stock Incentive Plan. The key features of the 2004 Plan are summarized below and set forth in greater detail on pages 25 through 33 of this Proxy Statement.

        1.     All employees are eligible to participate in the 2004 Plan, as well as the non-employee members of our Board of Directors.

        2.     The 2004 Plan permits the grant of stock options, stock appreciation rights, restricted stock awards and performance stock awards. We believe that this will provide us with the flexibility necessary to provide competitive equity-based compensation in an evolving regulatory and competitive practices framework.

        3.     The 2004 Plan authorizes the grant of up to 3,000,000 shares of common stock in the form of incentive awards. Out of this 3,000,000 share aggregate limit, there is a limit of 1,000,000 shares that may be granted in the form of "full value" awards, such as restricted stock awards and performance stock awards. We believe that this will be sufficient to meet our needs for equity-based compensation awards for approximately four to five years.

        4.     The 2004 Plan reflects leading compensation and governance practices, including:

          a.     Prohibiting stock option re-pricing, discounted stock options, reload grants and loans from the company to pay the exercise price.

          b.     Limiting the plan to an aggregate of 3,000,000 shares, with no "evergreen" feature, and a limit on "full value" awards of 1,000,000 shares.

          c.     No restricted stock award may vest prior to three years from the date of grant and no performance stock award may vest prior to one year from the date of grant.

          d.     Grants to non-employee directors are limited to a fixed annual grant to coincide with our annual shareholder meeting, which grant may be decreased below the cap from year to year by the Committee, but it may not be increased without shareholder approval.

          e.     The 2004 Plan will be managed by the Compensation Committee, which is comprised solely of independent, non-employee directors, and has engaged an independent compensation consultant to advise the Committee on compensation matters.

Section 162(m)

        Section 162(m) of the Internal Revenue Code requires that we meet specific criteria, including stockholder approval of certain stock and incentive plans, in order to deduct, for federal income tax purposes, compensation over $1 million per individual paid to our Chief Executive Officer and each of our four other most highly compensated executives. Our equity-based incentive plans and our annual cash bonus plan are designed to permit the grant and payment of equity or cash incentive awards that are fully deductible as performance-based compensation under the Internal Revenue Code. In reviewing and adopting other executive compensation programs, the Committee plans to continue to consider the impact of Section 162(m) limitations in light of the materiality of the deductibility of potential benefits and the impact of such limitations on other compensation objectives. Because the Committee seeks to maintain flexibility in accomplishing our company's compensation goals, however, it has not adopted a policy that all compensation must be fully deductible.

Compensation Committee

Michael A. Peel, Chair
Thomas J. Albani
Ervin R. Shames

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to our company's accounting and financial reporting functions, internal and external audit functions, and systems of internal controls regarding financial matters and legal, ethical and regulatory compliance. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards, and operates under a written charter approved by the Board of Directors. A copy of the charter is available at the investor relations section of the company's website at selectcomfort.com.

        Management is responsible for our company's internal controls and financial reporting processes. KPMG LLP, our company's independent certified public accountants, is responsible for performing an independent audit of our company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met on seven occasions during 2003 either in person or via teleconference. These meetings involved representatives of management, internal audit and the independent accountants. Management represented to the Audit Committee that our company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our company's independent accountants also provided the Audit Committee written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussions with management, internal audit and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our company's Annual Report on Form 10-K for the year ended January 3, 2004, filed with the Securities and Exchange Commission.

Audit Committee

Jean-Michel Valette, Chair
Christopher P. Kirchen
Trudy A. Rautio

COMPARATIVE STOCK PERFORMANCE

        The graph below compares, for the period from January 3, 1999 through January 3, 2004, the total cumulative shareholder return on our common stock to the total cumulative return on The Nasdaq Stock Market (U.S.) Index and the Standard & Poor's 400 Retail (Specialty) Index. The graph assumes a $100 investment in our common stock, The Nasdaq Stock Market (U.S.) Index and the Standard & Poor's 400 Retail (Specialty) Index on January 3, 1999 and the reinvestment of all dividends.

APPROVAL OF
THE SELECT COMFORT CORPORATION
2004 STOCK INCENTIVE PLAN

(Proposal 2)

Introduction

        On February 12, 2004, the Board of Directors of the company adopted the Select Comfort Corporation 2004 Stock Incentive Plan (the "2004 Plan"), subject to shareholder approval. Shareholders are being asked to approve the adoption of the 2004 Plan at the Annual Meeting.

Purpose of the 2004 Plan

        Providing stock option grants and other equity-based incentive awards is an important element in the overall success of Select Comfort. In general, the Board believes that equity-based incentives align the interests of the company's management and employees with those of the company's shareholders. In addition, providing stock option grants and other incentive awards is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors the Board believes necessary for Select Comfort to achieve its goals. Given the intense competition for such personnel, the Board believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, is particularly important in attracting and retaining qualified candidates.

        The company has previously granted stock options and other equity incentive awards under a plan adopted by the Board of Directors in 1990 (the "1990 Plan") and a separate plan adopted by the Board of Directors in 1997 (the "1997 Plan"). Each of these plans was also approved by shareholders of the company. The 1990 Plan expired in 2000. While approximately 60,000 shares presently remain available for grant under the 1997 Plan, following the approval of the 2004 Plan by shareholders, no further incentive awards will be granted under the 1997 Plan.

        The basic features of the 2004 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2004 Plan attached as Appendix A to this Proxy Statement.

Summary of the 2004 Plan

        Types of Incentive Awards.    The 2004 Plan permits the company to grant a variety of incentive awards, including:

  •
  Options to purchase common stock that qualify as "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code");

  •
  Options to purchase common stock that do not qualify as Incentive Options ("Non-Statutory Stock Options") (Incentive Stock Options and Non-Statutory Stock Options are referred to collectively as "Stock Options");

  •
  Rights to receive common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of common stock and the exercise price ("Stock Appreciation Rights");

  •
  Shares of common stock that are subject to certain forfeiture and transferability restrictions ("Restricted Stock Awards"); and

  •
  Rights to receive shares of common stock contingent upon achievement of certain performance criteria specified in the 2004 Plan ("Performance Stock Awards").

        Administration.    The Management Development and Compensation Committee of the Board of Directors (the "Committee") is responsible for administration of the 2004 Plan. The Committee has the authority to determine all provisions of incentive awards as long as such awards are consistent with the terms of the 2004 Plan. The Committee also has the authority to amend or modify the terms of any outstanding incentive award, provided, that any such amendment or modification:

  •
  Must be consistent with the terms of the 2004 Plan;

  •
  May not adversely affect any participant's rights without his or her consent; and

  •
  May not seek to effect any "re-pricing" of any previously granted incentive award.

        Each determination, interpretation or other action of the Committee in respect of the 2004 Plan and incentive awards granted under the 2004 Plan will be conclusive and binding for all purposes.

        Eligible Participants.    All employees (including officers and directors who are also employees), and any non-employee directors, consultants and independent contractors of Select Comfort or any of its subsidiaries are eligible to participate in the 2004 Plan. Non-employee directors are only eligible to participate through a limited, automatic grant feature specified in Section 6.7 of the Plan. As of January 3, 2004, there were approximately 2,131 employees of the company eligible to be granted incentive awards under the 2004 Plan.

        Participants may be granted one or more incentive awards, alone or in combination with other awards. The incentive awards will always be subject to whatever terms and conditions the Committee determines, provided such terms and conditions are consistent with the 2004 Plan.

        Stock Subject to the 2004 Plan.    There is an aggregate of 3,000,000 shares of common stock authorized for issuance under the 2004 Plan. Of these authorized shares, no more than 1,000,000 shares may be granted in the form of "full value" awards, including Restricted Stock Awards and Performance Stock Awards. In addition, no individual participant in the Plan may be granted incentive awards relating to more than 500,000 shares of common stock in the aggregate during any 12-month period. All of the foregoing limits are subject to adjustment to reflect the effects of stock splits and similar recapitalizations.

        Shares of common stock that are issued under the 2004 Plan or that are subject to outstanding incentive awards under the 2004 Plan will be applied to reduce the maximum number of shares of common stock remaining available for issuance under the 2004 Plan. Shares subject to an incentive award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of common stock will automatically again become available for issuance under the 2004 Plan. To the extent that the exercise price of any incentive award and/or associated tax withholding obligations are paid by tender or attestation as to ownership of previously acquired shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the incentive award, only the number of shares of common stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of common stock remaining available for issuance under the 2004 Plan. Similarly, any shares of common stock that are repurchased by the company on the open market or in private transactions may be added to the aggregate number of shares available for issuance under the 2004 Plan, so long as the aggregate price paid for such repurchased shares does not exceed the cumulative amount received in cash by the company upon the exercise or issuance of incentive awards granted under the 2004 Plan.

        Stock Options.    Stock Options provide the grantees with the opportunity to purchase a specified number of shares of common stock at a predetermined exercise price for a specific period of time. Stock Options may only be granted with an exercise price equal to or greater than the fair market value of the common stock on the date of grant. The fair market value is defined in the 2004 Plan to equal the average of the high and low trading prices of the common stock on the Nasdaq National Market on the date of grant. On April 1, 2004, the average of the high and the low trading prices as reported on the Nasdaq National Market was $27.13 per share. Stock Options will become exercisable at such times and in such installments as may be determined by the Committee, provided that Stock Options may not be exercisable after 10 years from the date of grant.

        The exercise price of Stock Options must be paid in cash, except that the Committee may allow payment to be made (in whole or in part) by delivery of a "broker exercise notice" (pursuant to which a broker or dealer is instructed by the optionee to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the company) or by tender or attestation of ownership of previously acquired shares that have been held for the period of time necessary to avoid a charge to the company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods.

        Stock Appreciation Rights. A Stock Appreciation Right is a right to receive a payment from the company in the form of common stock, cash or a combination of both, equal to the difference between the fair market value of one or more shares of common stock at the time of payment and the exercise price of such shares. The exercise price of a Stock Appreciation Right will be determined by the Committee, but must be equal to or greater than the fair market value of the common stock on the date of grant. Stock Appreciation Rights become exercisable at such times and in such installments as may be determined by the Committee, except that Stock Appreciation Rights may not be exercisable after 10 years from the date of grant. A holder of a Stock Appreciation Right has no rights as a shareholder with respect to any shares subject to a Stock Appreciation Right unless and until he or she exercises the right and the Committee decides to pay the holder in the form of common stock.

        Restricted Stock Awards. A Restricted Stock Award is an award of shares of common stock that are subject to restrictions on transfer and risk of forfeiture to the company upon certain events prior to the vesting of the shares. The Committee may impose such restrictions or conditions to the vesting of Restricted Stock Awards as it deems appropriate, including that the participant remain in the continuous employment or service with the company for a certain period or that the participant or the company satisfy certain performance goals or criteria. No Restricted Stock Award, however, may vest prior to three years from the date of grant. Unless the Committee determines otherwise, any dividends or distributions paid with respect to shares of common stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

        Performance Stock Awards. A Performance Stock Award is a right to receive common stock subject to such terms and conditions as the Committee may determine in its sole discretion, including without limitation the achievement of one or more performance criteria specified in the 2004 Plan. The performance criteria specified in the 2004 Plan include net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to shareholders, economic value added, working capital and strategic plan development and implementation. Performance Stock Awards will vest at such times and in such installments as may be determined by the Committee, provided that no Performance Stock Award may vest prior to one year from the date of grant.

        Limited, Automatic Grants of Stock Options to Non-Employee Directors.    Each non-employee director on the effective date of the 2004 Plan (or, if first elected after the effective date of the 2004 Plan, on the date the non-employee director is first elected to the Board) shall be awarded a Non-Statutory Stock Option to purchase up to 10,000 shares of common stock (or such lesser number of shares as may be determined by the Committee from time to time). As of the close of business on each successive annual shareholders' meeting date after the date of the original award, each non-employee director continuing in service on the Board of Directors of the company shall be granted a Non-Statutory Stock Option to purchase up to 10,000 shares of common stock (or such lesser number of shares as may be determined by the Committee from time to time). The Committee has set the actual number of Stock Options to be granted to non-employee directors under the 2004 Plan at 7,500, rather than the limit of 10,000 described above. Non-employee directors will not otherwise be eligible to participate in the 2004 Plan.

        The exercise price of the Stock Options granted to non-employee directors under the 2004 Plan will be equal to 100% of the fair market value of the common stock on the date of grant. Subject to continuing service by the non-employee director on the Board of Directors of the company, each Stock Option granted to non-employee directors will vest one year after the date of grant. If, for any reason, a non-employee director ceases to serve on the Board prior to the date an option vests, the option shall be forfeited and all further rights of the non-employee director to or with respect to the option shall terminate. Each Stock Option granted to non-employee directors under the 2004 Plan shall expire 10 years from the date of grant, subject to earlier termination pursuant to the terms described below following termination of the non-employee director's service on the Board.

Effect of Termination of Employment or Service.

        Termination Due to Death or Disability.    In the event a participant's employment or other service with the company is terminated by reason of death or disability, unless otherwise provided by the Committee in its discretion:

  •
  All outstanding Stock Options and Stock Appreciation Rights then held by the participant will become immediately exercisable in full and will remain exercisable for a period of two years after such termination (but in no event after the expiration date of the Stock Option or Stock Appreciation Right);

  •
  All Restricted Stock Awards then held by the participant will become fully vested; and

  •
  Any conditions with respect to the issuance of shares of Common Stock pursuant to Performance Stock Awards will lapse.

        Termination Due to Retirement.    In the event a participant's employment or other service with the company is terminated by reason of retirement, unless otherwise provided by the Committee in its discretion:

  •
  Any incentive awards held by the participant that vest over one or more incremental period or periods of more than one year shall be vested on a pro rata basis at the date of the participant's retirement; and

  •
  All outstanding Stock Options and Stock Appreciation Rights then held by the participant will, to the extent exercisable as of the date of retirement, remain exercisable in full for a period of one year after the date of retirement (but in no event after the expiration date of the Stock Option or Stock Appreciation Right).

        Termination for Reasons other than Death, Disability, Retirement or for Cause.    In the event a participant's employment or other service with the company is terminated for reasons other than death, disability, retirement or for cause, unless otherwise provided by the Committee in its discretion:

  •
  All outstanding Stock Options and Stock Appreciation Rights then held by the participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of the Stock Option or Stock Appreciation Right);

  •
  Stock Options and Stock Appreciation Rights not exercisable as of such termination will be terminated;

  •
  All Restricted Stock Awards then held by the participant that have not vested as of such termination will be terminated; and

  •
  All outstanding Performance Stock Awards then held by the participant will be terminated.

        Termination of Incentive Awards for Cause.    In the event a participant is deemed to have committed any action that would constitute "cause," as defined in the 2004 Plan, then all rights of the participant under the 2004 Plan and any agreements evidencing an incentive award then held by the participant shall terminate and be forfeited without notice of any kind. "Cause," as defined in the 2004 Plan includes (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the company or any subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the company or any subsidiary.

        The Committee may, in its sole discretion, modify the vesting and exercisability provisions applicable upon termination of employment or other service, provided that no Stock Option or Stock Appreciation Right may remain exercisable beyond its original expiration date.

        Effect of Change in Control.    If a "change in control" of the company occurs, unless otherwise provided by the Committee either in the agreement evidencing an incentive award at the time of grant or at any time thereafter:

  •
  All outstanding Stock Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such Stock Options or Stock Appreciation Rights have been granted remains in employment or service with the company or any subsidiary;

  •
  All outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable;

  •
  All outstanding Performance Stock Awards will vest and/or continue to vest in the manner determined by the Committee and set forth in the respective agreements evidencing such Performance Stock Awards.

        In addition, upon a change in control of the company, the Committee may determine, either in the agreement evidencing an incentive award at the time of grant or at any time thereafter, and without the consent of any participant affected thereby, to pay cash for any outstanding Stock Options in an amount equal to the excess of the fair market value of the shares underlying the Stock Options over the exercise price of the Stock Options.

        Under the 2004 Plan, a "change in control" will include any of the following:

  •
  The sale, lease, exchange or other transfer of all or substantially all of the assets of the company to a corporation that is not controlled by the company;

  •
  The approval by our shareholders of a plan or proposal for the liquidation or dissolution of the company;

  •
  A change in control required to be reported on Form 8-K under the Securities Exchange Act of 1934 as in effect on the effective date of the 2004 Plan;

  •
  Any person becoming the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the company's outstanding common stock; or

  •
  Members of the Board of Directors as of the effective date of the 2004 Plan and their future nominees ceasing to constitute a majority of the Board of Directors.

        Amendment, Modification and Termination of the 2004 Plan.    The Board of Directors has the following powers with respect to the 2004 Plan:

  •
  The Board may suspend or terminate all or a portion of the 2004 Plan at any time;

  •
  The Board may amend the 2004 Plan to conform to any change in applicable laws or regulations; and

  •
  The Board may amend the 2004 Plan in whatever manner it deems to be in the company's best interests, subject to the provisions requiring shareholder approval described below.

        The 2004 Plan may not be amended without shareholder approval if:

  •
  Shareholder approval of the amendment is then required under the Internal Revenue Code or the rules of the primary stock market on which the common stock is then traded; or

  •
  The amendment would:

  •
  Modify the provisions of the 2004 Plan that prohibit re-pricing of incentive awards;

  •
  Materially increase benefits accruing to participants;

  •
  Increase the aggregate number of shares issued or issuable under the 2004 Plan; or

  •
  Modify the eligibility requirements for participants in the 2004 Plan.

        Furthermore, the Board cannot make any modification to the 2004 Plan that would adversely affect outstanding incentive awards without the consent of the affected participants.

        Termination.    The 2004 Plan will terminate 10 years after the date that the shareholders approve the adoption of the 2004 Plan, unless terminated earlier by the Board. No incentive award may be granted after such termination. Incentive awards outstanding upon termination of the 2004 Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

Federal Income Tax Consequences

        The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% shareholders of the company or to any individual participant who receives an incentive award under the 2004 Plan.

        Incentive Stock Options.    There will not be any federal income tax consequences to either the participant or the company as a result of the grant to an employee of an Incentive Stock Option under the 2004 Plan. The exercise by a participant of an Incentive Stock Option also will not result in any federal income tax consequences to the company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Stock Option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of the option exercise price.

        If the participant disposes of the shares acquired upon exercise of the Incentive Stock Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Stock Option was granted, nor within one year after the participant exercised the Incentive Stock Option, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the exercise price at which the participant acquired the shares. The company is not entitled to any compensation expense deduction under these circumstances.

        If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Stock Option, or (ii) the amount realized on the disposition of the shares, exceeds the exercise price for the shares. The company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

        Non-Statutory Stock Options.    Neither the participant nor the company incurs any federal income tax consequences as a result of the grant of a Non-Statutory Stock Option. Upon exercise of a Non-Statutory Stock Option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of the option exercise price.

        At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a Non-Statutory Stock Option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

        In general, the company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Stock Option for any amounts includable in the taxable income of the participant as ordinary income, provided the company complies with any applicable withholding requirements.

        Stock Appreciation Rights.    A participant who receives a Stock Appreciation Right will not recognize any taxable income at the time of the grant. Upon the exercise of a Stock Appreciation Right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. Provided that proper withholding is made, the company will be entitled to a compensation expense deduction for any amounts includable by the participant as ordinary income.

        Restricted Stock Awards.    With respect to shares issued pursuant to a Restricted Stock Award that are not subject to a substantial risk of forfeiture, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt. With respect to shares that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Internal Revenue Code within 30 days after the shares are received to include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received on the date of receipt (determined as if the shares were not subject to any risk of forfeiture). The company will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

        A participant who does not make a Section 83(b) election within 30 days of the receipt of a Restricted Stock Award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

        Performance Stock Awards.    With respect to shares issued pursuant to Performance Stock Awards, a participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. The company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a Performance Stock Award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

        Excise Tax on Parachute Payments.    The Internal Revenue Code imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Internal Revenue Code and denies tax deductibility to the company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Stock Options, or the vesting of Restricted Stock Awards, upon a change in control of the company may constitute parachute payments, and in certain cases, "excess parachute payments."

        Section 162(m).    Under Section 162(m) of the Internal Revenue Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the 2004 Plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Any compensation expense resulting from the exercise of Stock Options and Stock Appreciation Rights granted under the 2004 Plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant, as well as compensation expense resulting from the issuance of Performance Stock Awards, should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with Restricted Stock Awards under the 2004 Plan will be subject to this limit.

Incentive Awards Granted Under the 2004 Plan

        As of the date of this Proxy Statement, the Committee has not approved any awards under the 2004 Plan. Except as set forth above with respect to limited, automatic grants to non-employee directors under the 2004 Plan, no information can be provided with respect to the number or types of awards that may be granted to particular eligible recipients or groups of recipients in the future under the 2004 Plan. Such awards are within the discretion of the Committee and the Committee has not determined future awards or who might receive them.

Vote Required

        Approval of the adoption of the 2004 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting.

Board Recommendation

        The Board of Directors recommends that the shareholders vote FOR approval of the adoption of the 2004 Plan. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the adoption of the 2004 Plan.

APPROVAL OF SELECTION OF
INDEPENDENT AUDITORS

(Proposal 3)

Appointment of Independent Auditors

        The Board of Directors has appointed KPMG LLP, independent certified public accountants, as our auditors for the year ending January 1, 2005. KPMG LLP has served as our independent auditors since 1993.

        Although it is not required to do so, the Board of Directors wishes to submit the selection of KPMG LLP to the shareholders for approval. If shareholders do not approve the appointment of KPMG LLP, another firm of independent auditors will be considered by the Board of Directors.

        Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions from shareholders.

Audit and Other Fees

        The following table presents fees for professional services rendered by KPMG LLP for 2003 and 2002:

	2003	2002
Audit fees(1)	$218,920	$153,650
Audit-related fees(2)	12,500	4,500

Audit and audit-related fees	$231,420	$158,150
Tax fees	—	—
All other fees	—	—

Total fees	$231,420	$158,150

(1)
For 2003, these fees include $57,920 for services performed in connection with the filing of a registration statement related to the sale of the company's common stock by shareholders of the company.

(2)
For 2003, these fees were for an audit of the company's 401(k) plan. For 2002, these fees were for an enterprise zone audit for reimbursement of local tax payments.

Board Recommendation

        The Board recommends a vote FOR approval of the appointment of KPMG LLP as our auditors for the year ending January 1, 2005. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the approval of the appointment of KPMG LLP.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.

        Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based upon a review of the copies of such reports furnished to us during the fiscal year ended January 3, 2004 and written representations by such persons, one report related to one non-open market transaction was not reported on a timely basis by each of Thomas J. Albani, Tracey T. Breazeale, Patrick A. Hopf, Mark A. Kimball, Christopher P. Kirchen, Gregory T. Kliner, David T. Kollat, William R. McLaughlin, James C. Raabe, Noel F. Schenker, Ervin R. Shames, Keith C. Spurgeon, Michael J. Thyken and Jean-Michel Valette.

Shareholder Proposals for 2005 Annual Meeting

        Any shareholder proposal to be included in the proxy materials for the 2005 Annual Meeting of Shareholders must be received by our company on or before December 16, 2004.

        Our Bylaws require advance written notice to our company of shareholder-proposed business or of a shareholder's intention to make a nomination for director at an annual meeting of shareholders. They also limit the business, which may be conducted at any special meeting of shareholders to business brought by the Board.

        Specifically, the Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of our company not less than 120 days prior to the first anniversary of the date that our company first released or mailed its proxy statement to shareholders in connection with the preceding year's annual meeting. In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year's annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

        A shareholder's notice must set forth:

  •
  A description of the proposed business and the reasons for it,

  •
  The name and address of the shareholder making the proposal,

  •
  The class and number of shares of common stock owned by the shareholder, and

  •
  A description of any material interest of the shareholder in the proposed business.

        Our Bylaws also provide that a shareholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of our company within the time limits described above. The shareholder's notice must set forth all information about each nominee that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee's business and residence address. The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder.

Other Business

        Management of our company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement.

        However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

Copies of 2003 Annual Report

        We will furnish to our shareholders without charge a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended January 3, 2004 upon receipt from any such person of a written request for such an Annual Report.

        Such request should be sent to:

    Select Comfort Corporation
    6105 Trenton Lane North
    Minneapolis, Minnesota 55442
    Attn: Shareholder Information

Householding Information

        Some banks, brokers and other record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that you and other holders of our company's common stock in your household may not receive separate copies of our Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number:

    Select Comfort Corporation
    6105 Trenton Lane North
    Minneapolis, Minnesota 55442
    Attn: Shareholder Information

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock promptly by mail, telephone, or internet as instructed on your proxy card.

                      By Order Of the Board of Directors

                      Senior Vice President,
                      General Counsel and Secretary

April 15, 2004
Minneapolis, Minnesota

APPENDIX A

SELECT COMFORT CORPORATION
2004 STOCK INCENTIVE PLAN

1.
Purpose of Plan.

        The purpose of the Select Comfort Corporation 2004 Stock Incentive Plan (the "Plan") is to advance the interests of Select Comfort Corporation (the "Company") and its shareholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company' objectives.

2.
Definitions.

        The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

        2.1    "Board" means the Board of Directors of the Company.

        2.2    "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

        2.3    "Cause" means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

        2.4    "Change in Control" means an event described in Section 12.1 of the Plan.

        2.5    "Code" means the Internal Revenue Code of 1986, as amended.

        2.6    "Committee" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

        2.7    "Common Stock" means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

        2.8    "Disability" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

        2.9    "Effective Date" means May 20, 2004 or such later date as the Plan is initially approved by the Company's shareholders.

        2.10    "Eligible Recipients" means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary. Non-employee directors shall only be eligible to participate through the limited, automatic grant provisions specified in Section 6.7 of the Plan.

        2.11    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.12    "Fair Market Value" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote): (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

        2.13    "Incentive Award" means an Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award granted to an Eligible Recipient pursuant to the Plan.

        2.14    "Incentive Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.15    "Non-Statutory Stock Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

        2.16    "Option" means an Incentive Stock Option or a Non-Statutory Stock Option.

        2.17    "Participant" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

        2.18    "Performance Criteria" means the performance criteria that may be used by the Committee in granting Performance Stock Awards contingent upon achievement of performance goals, consisting of net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to shareholders, economic value added, working capital and strategic plan development and implementation. The Committee may select one criterion or multiple criteria for measuring performance and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.

        2.19    "Performance Stock Award" means an award of a right to receive shares of Common Stock granted to an Eligible Recipient pursuant to Section 9 of the Plan contingent upon achievement of Performance Criteria or other objectives during a specified period as provided in Section 9.

        2.20    "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

        2.21    "Restricted Stock Award" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

        2.22    "Retirement," unless otherwise defined in the instrument evidencing an Incentive Award or in a written employment, services or other agreement between the Participant and the Company or a Subsidiary, means "Retirement" as defined from time to time for purposes of the Plan by the Committee or by the Company's chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant reaches age 55 with the present intention to leave the Company's industry and/or to leave the general workforce.

        2.23    "Securities Act" means the Securities Act of 1933, as amended.

        2.24    "Stock Appreciation Right" means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

        2.25    "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

        2.26    "Tax Date" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.
Plan Administration.

        3.1   The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (provided, however, that unanimous approval shall be required with respect to any action taken by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company's jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

        3.2   Authority of the Committee.

          (a)   In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the

  Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

          (b)   Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

          (c)   In the event of: (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management's discussion and analysis of financial performance appearing in the Company's annual report to shareholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

          (d)   Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company's shareholders, seek to effect any re-pricing of any previously granted, "underwater" Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Stock Awards in exchange; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d), an Option or Stock Appreciation Right will be deemed to be "underwater" at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

          (e)   In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company's or Subsidiary's interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options or Stock Appreciation Rights having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of Section 6.2 or Section 7.2; or (iv) for which shareholder approval would then be required pursuant to Section 422 of the Code or the rules of any stock exchange on which shares of Common Stock may be listed for trading.

4.
Shares Available for Issuance.

        4.1   Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 3,000,000 Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted any Incentive Awards relating to more than 500,000 shares of Common Stock in the aggregate during any 12-month period; and (ii) no more than 1,000,000 shares of Common Stock may be granted as Restricted Stock Awards or Performance Stock Awards under the Plan, with the foregoing limits subject, in each case, to adjustment as provided in Section 4.3 of the Plan.

        4.2   Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. To the extent that the exercise price of any Incentive Award and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Incentive Award, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Similarly, any shares of Common Stock that are repurchased by the Company on the open market or in private transactions may be added to the aggregate number of shares available for issuance under the Plan, so long as the aggregate price paid for such repurchased shares does not exceed the cumulative amount received in cash by the Company upon the exercise of Options or issuance of Incentive Awards granted under the Plan.

        4.3   Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Incentive Awards.

5.
Participation.

        Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.
Options.

        6.1   Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

        6.2   Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its sole discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

        6.3   Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including without limitation (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after 10 years from its date of grant.

        6.4   Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

        6.5   Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Minneapolis, Minnesota (or to the Company's designee as may be established from time to time by the Company and communicated to

Participants) and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

        6.6   Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

        6.7   Non-Discretionary Grant of Options to Non-Employee Directors.

          (a)   Each non-employee director on the effective date of the Plan (or, if first elected after the effective date of the Plan, on the date the non-employee director is first elected) shall be awarded an Option to purchase up to 10,000 shares of Common Stock (or such lesser number of shares as may be determined by the Committee from time to time and subject to adjustment upon changes in capitalization of the Company as provided in Section 4.3 above). As of the close of business on each successive annual shareholders' meeting date after the date of the original award, each non-employee director continuing in service on the Board of Directors of the Company shall be granted an additional Option to purchase up to 10,000 shares of Common Stock (or such lesser number of shares as may be determined by the Committee from time to time and subject to adjustment upon changes in capitalization of the Company as provided in Section 4.3 above). All Options granted under this Section 6.7 of the Plan shall be Non-Statutory Stock Options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

          (b)   The per share price to be paid by the non-employee director upon exercise of an Option granted under this Section 6.7 will be equal to 100% of the Fair Market Value of the Common Stock on the date of grant.

          (c)   Subject to continuing service by the non-employee director on the Board of Directors of the Company, each Option granted under this Section 6.7 will vest one year after the date the Option is granted. If, for any reason, a non-employee director ceases to serve on the Board prior to the date an Option vests, such Option shall be forfeited and all further rights of the non-employee director to or with respect to such Option shall terminate. Each Option granted under this Section 6.7 shall expire ten (10) years from the date of grant, subject to earlier termination of the Option pursuant to the provisions of Section 10 of this Plan.

7.
Stock Appreciation Rights.

        7.1   Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

        7.2   Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

        7.3   Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

8.
Restricted Stock Awards.

        8.1   Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period. Notwithstanding the foregoing, no Restricted Stock Award shall vest within a period of less than three (3) years from the date of grant of the Restricted Stock Award.

        8.2   Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3, 8.4 and 13.3 of the Plan, upon a Participant becoming the holder of record of shares of Common Stock issued under a Restricted Stock Award pursuant to this Section 8, the Participant will have all voting, dividend, liquidation and other rights with respect to such shares (other than the right to sell or transfer such shares) as if such Participant were a holder of record of shares of unrestricted Common Stock.

        8.3   Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

        8.4   Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book entry stock account with the Company's transfer agent. Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent and/or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

9.
Performance Stock Awards.

        An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and the issuance of shares of Common Stock pursuant to such Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria. Notwithstanding the foregoing, no Performance Stock Award shall vest within a period of less than one (1) year from the date of grant of the Performance Stock Award.

10.
Effect of Termination of Employment or Other Service.

        10.1    Termination Due to Death or Disability. Unless otherwise expressly provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, and subject to

Section 10.5 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

          (a)   All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of two years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);

          (b)   All Restricted Stock Awards then held by the Participant will become fully vested; and

          (c)   Any conditions with respect to the issuance of shares of Common Stock pursuant to Performance Stock Awards will lapse.

        10.2    Termination Due to Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, and subject to Section 10.5 of the Plan, in the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement, then any Incentive Awards held by the Participant that vest over one or more incremental period or periods of more than one year in each incremental period shall be vested on a pro rata basis at the date of Retirement of the Participant, and:

          (a)   All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of the date of Retirement, remain exercisable in full for a period of one year after the date of Retirement (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of the date of Retirement will be terminated and forfeited.

          (b)   All Restricted Stock Awards then held by the Participant that have not vested as of the date of Retirement will be terminated and forfeited; and

          (c)   All outstanding Performance Stock Awards then held by the Participant will be terminated and forfeited.

        10.3    Termination for Reasons Other than Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, and subject to Section 10.5 of the Plan, in the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employment of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employment of the Company or another Subsidiary):

          (a)   All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be terminated and forfeited.

          (b)   All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

          (c)   All outstanding Performance Stock Awards then held by the Participant will be terminated and forfeited.

        10.4    Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 10, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options and/or Stock Appreciation Rights (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment, and Restricted Stock Awards and/or Performance Stock Awards then held by such Participant to vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment, in each case in the manner determined by the Committee; provided, however, that no Option or Stock Appreciation Right may remain exercisable beyond its expiration date.

        10.5    Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee's determination occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option or Stock Appreciation Right, the vesting of any Restricted Stock Award or the issuance of any shares of Common Stock pursuant to any Performance Stock Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

        10.6    Determination of Date of Termination. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other services, as determined by the Committee in its sole discretion based upon such records.

11.
Payment of Withholding Taxes.

        11.1    General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

        11.2    Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 11.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant's withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

12.
Change in Control.

        12.1    Change in Control. For purposes of this Section 12, a "Change in Control" of the Company shall mean (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company, (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company, or (c) a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the

Plan, pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (x) any Person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors or (y) individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board of Directors on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (y), considered as though such person were a member of the Board of Directors on the effective date of the Plan.

        12.2    Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in employment or service with the Company or any Subsidiary; (b) all outstanding Restricted Stock Awards will become immediately fully vested and non-forfeitable; and (c) all outstanding Performance Stock Awards will vest and/or continue to vest in the manner determined by the Committee and set forth in the respective agreements evidencing such Performance Stock Awards.

        12.3    Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

13.
Rights of Eligible Recipients and Participants; Transferability.

        13.1    Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in employment with the Company or any Subsidiary.

        13.2    Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a shareholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise expressly provided in the Plan and except as the Committee may determine in its sole discretion, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares.

        13.3    Restrictions on Transfer.

          (a)   Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any

  Participant in an Incentive Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting or issuance (in the case of Restricted Stock Awards and Performance Stock Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

          (b)   A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of such Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 10 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 10 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

          (c)   Upon a Participant's request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option or Stock Appreciation Right, other than for value, to such Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant's household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

        13.4    Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

14.
Securities Law and Other Restrictions.

        Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

15.
Performance-Based Compensation Provisions.

        The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code ("Section 162(m)"), in its sole discretion, may designate whether any Incentive Awards are intended to be "performance-based compensation" within the meaning of Section 162(m). Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more Performance Criteria, and such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of Options and Stock Appreciation Rights (where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award), as compared to other forms of compensation, including Restricted Stock Awards and Performance Stock Awards. The Committee shall also certify in writing that such Performance Criteria have been met prior to payment of compensation to the extent required by Section 162(m).

16.
Plan Amendment, Modification and Termination.

        The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company's shareholders if: (i) shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the primary stock exchange or stock market on which the Common Stock is then traded; or (ii) such amendment would: (A) modify Section 3.2(d) hereof; (B) materially increase benefits accruing to Participants; (C) increase the aggregate number of shares issued or issuable under the Plan; or (D) modify the eligibility requirements for Participants in the Plan. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 12 of the Plan.

17.
Effective Date and Duration of the Plan.

        The Plan is effective as of the Effective Date. The Plan will terminate at midnight on May 20, 2014, and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

18.
Miscellaneous.

        18.1    Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company's jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

        18.2    Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

SELECT COMFORT CORPORATION
ANNUAL MEETING OF SHAREHOLDERS Thursday, May 20, 2004 3:00 p.m. Local Time Radisson Plaza Hotel 35 South Seventh Street Minneapolis, Minnesota 55402

Select Comfort Corporation 6105 Trenton Lane North Minneapolis, Minnesota 55442	proxy

This proxy is solicited by the Board of Directors of Select Comfort Corporation for use at the
Annual Meeting of Shareholders to be held on May 20, 2004.

The undersigned hereby appoints William R. McLaughlin and Mark A. Kimball (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Select Comfort Corporation to be held on May 20, 2004 and at any adjournment or postponement thereof. Such shares will be voted as directed with respect to the proposals listed on the reverse side hereof and in the Proxies' discretion as to any other matter that may properly come before the meeting or at any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. When properly signed, this proxy will be voted in the manner directed. If no direction is given, this proxy will be voted FOR Items 1, 2 and 3.

See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12 noon (CT) on May 19, 2004.
•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/scss/ — QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 19, 2004.
•
Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Select Comfort Corporation, c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

v Please detach here v

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1.	Election of directors:	01 Thomas J. Albani 02 David T. Kollat 03 William R. McLaughlin	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Proposal to approve the Select Comfort Corporation 2004 Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain
3.	Proposal to ratify the appointment of KPMG LLP, certified public accountants, as independent auditors for the fiscal year ending January 1, 2005.	☐	For	☐	Against	☐	Abstain

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ABOVE.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

TABLE OF CONTENTS
INTRODUCTION
STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
ELECTION OF DIRECTORS (Proposal 1)
EXECUTIVE COMPENSATION AND OTHER BENEFITS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
COMPARATIVE STOCK PERFORMANCE
APPROVAL OF THE SELECT COMFORT CORPORATION 2004 STOCK INCENTIVE PLAN (Proposal 2)
APPROVAL OF SELECTION OF INDEPENDENT AUDITORS (Proposal 3)
OTHER MATTERS
  APPENDIX A
SELECT COMFORT CORPORATION 2004 STOCK INCENTIVE PLAN